UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LEAP WIRELESS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

Pentwater Capital Management LP

Pentwater Growth Fund Ltd.

Pentwater Equity Opportunities Master Fund Ltd.

Oceana Master Fund Ltd.

LMA SPC for and on behalf of MAP 98 Segregated Portfolio

Matthew C. Halbower

Robert E. Switz
Richard R. Roscitt

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pentwater Capital Management LP, together with the other participants named in this Schedule 14A (collectively, “Pentwater”) is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of its director nominees to the board of directors of Leap Wireless International, Inc. (“Leap”) and to vote on four other proposals at Leap’s 2011 annual meeting of stockholders.  Leap stockholders should read Pentwater’s definitive proxy statement and its other publicly-filed proxy materials as they become available, because they contain important information.  Information regarding the direct and indirect interests of each participant in the solicitation of proxies by Pentwater is included in Pentwater’s proxy materials filed with the SEC.  Pentwater’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov.  Pentwater’s proxy statement and GOLD proxy card are also available at www.ViewOurMaterial.com/pentwater-leap or by contacting Pentwater’s proxy solicitor, MacKenzie Partners, Inc., at its toll-free number (800) 322-2885 or at leap@mackenziepartners.com.

The attached presentation supplements Pentwater’s revised investor presentation filed with the SEC on July 11, 2011.

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1 Supplemental Slides July 18, 2011 Leap Wireless International Investor Presentation Regarding Leap’s 2011 Annual Meeting of Stockholders

2 Inferior Profitability Pentwater believes Leap should evaluate profitability on a market-by-market basis 120% 101% 1,071 bps 888 bps Source: The above metrics are taken from the applicable press releases filed as Exhibit 99.1 to announce results of operations and financial condition under the Current Reports on Form 8-K filed with the SEC by Leap and MetroPCS for the quarter ended December 31, 2010. For information regarding how each company calculates these non-GAAP financial measures, please see (a) pages 7, 16 and 17 in the Leap Exhibit 99.1 to Form 8-K dated February 22, 2011 and (b) pages 11 and 12 in the MetroPCS Exhibit 99.1 to Form 8-K dated February 24, 2011, which are available at http://www.sec.gov/edgar/searchedgar/companysearch.html $- $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 2009 2010 Leap Adjusted OIBDA / End of Period Covered POP MetroPCS Consolidated Adjusted EBITDA / End of Period Covered POP 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 2009 2010 Leap Adjusted OIBDA / Service revenues MetroPCS Consolidated Adjusted EBITDA / Service revenues

 3 Does Not Justify Inferior Profitability Pentwater believes this is NOT the best Leap can do with its valuable spectrum Leap “holds spectrum licenses in 35 of the top 50 U.S. markets” Leap’s board and management team decide what markets and how many markets to build-out and operate in Pentwater believes the following data does not justify inferior profitability relative to MetroPCS The table and accompanying footnotes below are excerpted from Leap’s investor presentation dated July 14, 2011

4 Capital Expenditures as a % of Service revenues Same spending....less profitable markets....no 4G LTE Pentwater believes MetroPCS’ capital expenditures to build-out new markets and to improve existing markets were used more efficiently than Leap’s, because MetroPCS’ 2010 Consolidated Adjusted EBITDA / 2010 Service revenues was 1,071 bps higher than Leap’s 2010 Adjusted OIBDA / 2010 Service revenues MetroPCS’ capital expenditures include the cost of upgrading its markets to 4G LTE, while Leap still faces the cost of upgrading its markets to 4G LTE The table and accompanying footnotes below are excerpted from Leap’s investor presentation dated July 14, 2011

 5 Additional Disclosure Leap’s stock traded down 83% from July 23, 2007 to June 30, 2011. Leap’s peers on average traded down 42% over the same time period (1) On June 20, 2011, Pentwater filed a lawsuit in Delaware to force Leap to recognize Pentwater’s nominees. Pentwater currently expects that it will not seek expedited relief before the annual meeting and that the court will rule on these matters after the meeting. Pentwater may, however, revise its litigation strategy in light of further developments in the proxy contest (1) Leap’s peers include AT&T, MetroPCS, Sprint, US Cellular Corporation and Verizon which traded down 22%, 56%, 76%, 53% and 6%, respectively.

6 Contacts MacKenzie Partners, Inc.